Exhibit 99.3

Mauser Group B.V.

Amstelveenweg 760

1081 JK Amsterdam

The Netherlands

January 23, 2017

VIA EDGAR

Securities and Exchange Commission

Division of Corporation Finance

100F Street, N.E.

Washington, D.C. 20549

Re:	Mauser Group B.V. – Registration Statement on Form F-1

Request for Waiver and Representation under Item 8.A.4 of Form 20-F

Dear Sir/Madam,

The undersigned, Mauser Group B.V., a foreign private issuer organized under the laws of the Netherlands (the “Company”), is submitting this letter to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing on the date hereof of Amendment no. 10 to its Registration Statement on Form F-1 (the “Registration Statement”) relating to a proposed initial public offering in the United States of the Company’s ordinary shares.

The Company has included in the Registration Statement (i) the audited Consolidated Financial Statements of Mauser Group B.V. as of December 31, 2015 and December 31, 2014 and for the year ended December 31, 2015 and for the period from April 30, 2014 through December 31, 2014 and the audited Mauser Holding GmbH Consolidated Statements of Comprehensive Income (Loss), Consolidated Statements of Changes in Equity and Consolidated Statements of Cash Flows for the period from January 1, 2014 through July 31, 2014 and for the year ended December 31, 2013 and (ii) the Unaudited Condensed Interim Consolidated Financial Statements of Mauser Group B.V. as of September 30, 2016 and as of December 31, 2015 and for the nine months ended September 30, 2016 and September 30, 2015.

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance (the “Staff”) at Section III.B.c, in which the Staff note that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15 month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.” (emphasis added)

In connection with this waiver request, the Company represents to the Commission that:

1.    The Company is not currently a public reporting company in any jurisdiction.

2.    The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any interim period.

3.    Compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

4.    The Company does not anticipate that its audited financial statements for the year ended December 31, 2016 will be available until March 2017.

5.    In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this letter as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Very truly yours,

Mauser Group B.V.

/s/ Bjoern Kreiter
Name:	Bjoern Kreiter
Title:	Chief Financial Officer

3